ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Business corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         First: The name of the corporation is: Solar Satellite Communication, Inc.

         Second: The following amendment to the Articles of Incorporation was adopted on November 20, 2001 as prescribed by the Act, by unanimous written action approving the amendment.

         Third: ARTICLE III of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

                                   ARTICLE III
                                   -----------

         The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 101,000,000 consisting of 1,000,000 shares of preferred stock, $.001 par value per share, and 100,000,000 shares of Common Stock, $.001 par value per share.

         (a) Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions, of the preferred stock shall be as follows:

                  (1) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in these Articles of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                  (i) The designation and number of shares of such series.

                  (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends may be paid in cash, shares of Common Stock or preferred stock or in assets of the corporation and whether such dividends shall be cumulative or noncumulative.

                  (iii) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

                  (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

                  (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or for any other series of any class or classes of capital stock of the corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

                  (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise.

                  (vii) The restrictions, if any, on the issue or reissue of any additional preferred stock.

                  (viii) The rights of the holders of the shares of such series upon the dissolution or winding up of, or upon the distribution of assets of, the corporation.

         (2) Designation of Series B Preferred Stock. 582,973 shares of preferred stock have been designated Series B Convertible Preferred Stock, par value $0.001 per share. The relative preferences, powers, and rights of the Series B Preferred Stock are as follows:

                  (i) Voting Rights.

                           (A) General.  Except as  otherwise  provided in these
Articles of Incorporation or by law, the shares of Series B Convertible Preferred Stock shall vote together with all other classes and series of stock of the corporation as a single class on all actions to be taken by the stockholders of the corporation, including but not limited to actions amending the corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock. Each share of Series B Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series B Convertible Preferred Stock is convertible.

                           (B)  Board  Seats.   The  holders  of  the  Series  B
Convertible Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series B Convertible Preferred Stock then outstanding shall constitute a quorum of the Series B Convertible Preferred Stock for the election of the directors to be elected solely by the holders of Series B Convertible Preferred Stock. A vacancy in the directorship elected by the holders of Series B Convertible Preferred Stock shall be filled only by vote or written consent of the holders of Series B Convertible Preferred Stock.

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


                  (ii) Dividend Rights. The holders of the Series B Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefore, dividends, cumulative from the date of original issuance, at the rate of $0.257 per share, payable to the holders of the Series B Convertible Preferred Stock of record, on an annual basis, in cash (the "Accruing Dividends"). The corporation may elect to withhold distribution of such dividends for any given year. Any dividends not paid will accrue without interest for the benefit of the holders of the Series B Convertible Preferred Stock. No dividend shall be paid on the corporation's preferred stock (other than the Series B Convertible Preferred Stock) or the corporation's Common Stock at any time when shares of Series B Convertible Preferred Stock are outstanding.

                  (iii) Liquidation Rights. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock are entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Convertible Preferred Stock , to be paid an amount in cash equal to the greater of (A) $2.57 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (B) such amount per share as would have been payable had each share been converted to Common Stock pursuant to subsection 2(v) immediately prior to such liquidation, dissolution or winding up (such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payments"). If upon such liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series B Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the corporation to be so distributed shall be distributed ratably among the holders of Series B Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the corporation, after the holders of Series B Convertible Preferred Stock shall have been paid in full the Liquidation Preference Payment, the remaining assets of the corporation may be distributed ratably among the holders of the preferred stock and the Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series B Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the corporation. The consolidation or merger of the corporation into or with any other entity or entities which results in the exchange of outstanding shares of the corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of the provisions of this subsection 2(iii). For purposes hereof, the Common Stock shall rank on liquidation junior to the Series B Convertible Preferred Stock.

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


                  (iv) Restrictions. At any time when shares of Series B Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the corporation is required by law or by the Articles of Incorporation, and in addition to any other vote required by law or by the Articles of Incorporation, without the approval of the holders of at least 50% of the then outstanding shares of Series B Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the corporation will not:

                           (A) Creation of Equal or Superior  Stock.  (I) Create
or authorize the creation of any additional class or series of shares of stock; or (II) increase the authorized amount of the Series B Convertible Preferred Stock; or (III) increase the authorized amount of any class or series of shares of stock; or (IV) create or authorize any obligation or security convertible into shares of Series B Convertible Preferred Stock or into shares of any other class or series of stock, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise without the approval of the holders of at least 50% of the then outstanding shares of Series B Convertible Preferred Stock, given in writing or by vote at a meeting, or consenting or voting (as the case may be) separately as a series, which approval shall not be unreasonably withheld (such approval or denial to be based solely on the reasonably judgment of the holders of the Series B Convertible Preferred Stock);

                           (B) Amendment of Articles or Bylaws.  Amend, alter or
repeal its Articles of Incorporation or Bylaws if the effect would be detrimental or adverse in any manner with respect to the rights of the holders of the Series B Convertible Preferred Stock without the approval of the holders of at least 50% of the then outstanding shares of Series B Convertible Preferred Stock, given in writing or by vote at a meeting, or consenting or voting (as the case may be) separately as a series, which approval shall not be unreasonably withheld (such approval or denial to be based solely on the reasonably judgment of the holders of the Series B Convertible Preferred Stock);

                           (C) Certain Distributions.  Purchase or set aside any
sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series B Convertible Preferred Stock, except for
(I) dividends or other distributions payable on the corporation's Common Stock solely in the form of additional shares of Common Stock, and (II) the purchase of shares of Common Stock from employees or former employees of the corporation who acquired such shares directly from the corporation, if each such purchase is made pursuant to contractual rights held by the corporation relating to employment or termination of employment and the purchase price does not exceed the original issue price paid by such employee to the corporation for such shares, unless the Board of Directors of the corporation shall have agreed to a higher purchase price without the approval of the holders of at least 50% of the then outstanding shares of Series B Convertible Preferred Stock, given in writing or by vote at a meeting, or consenting or voting (as the case may be) separately as a series, which approval shall not be unreasonably withheld (such approval or denial to be based solely on the reasonably judgment of the holders of the Series B Convertible Preferred Stock);

                           (D) Redemptions of Stock. Redeem or otherwise acquire
any shares of preferred stock or Common Stock or other equity security of the corporation except as expressly authorized in subsection 2(vi) hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series B Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series B Convertible Preferred Stock then held by each such holder without the approval of the holders of at least 50% of the then outstanding shares of Series B Convertible Preferred Stock, given in writing or by vote at a meeting, or consenting or voting (as the case may be) separately as a series, which approval shall not be unreasonably withheld (such approval or denial to be based solely on the reasonably judgment of the holders of the Series B Convertible Preferred Stock);

                           (E) Merger, Reorganization,  Dissolution, Etc. Effect
a merger, reorganization or sale of the corporation or all or substantially all of the corporation's assets, or effectuate a liquidation, dissolution or similar event; or

                           (F) Reclassification or Recapitalization.
Effect a reclassification or recapitalization of the outstanding capital stock of the corporation.

                  (v) Conversion. The holders of shares of Series B Convertible Preferred Stock shall have the following conversion rights:

                           (A)  Right  to  Convert.  Subject  to the  terms  and
conditions of this subsection 2(v), the holder of any share or shares of Series B Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Convertible Preferred Stock (except that upon any liquidation of the corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Convertible Preferred Stock, provided such amount is timely paid) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (I) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $1.285 and (II) dividing the result by the conversion price of $1.285 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this subsection 2(v), then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the corporation at its principal office (or such other office or agency of the corporation as the corporation may designated by notice in writing to the holders of Series B Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                           (B)  Mandatory  Conversion.  All  shares  of Series B
Convertible Preferred Stock shall automatically convert into such number of shares of Common Stock as determined in accordance with subsection 2(v)(A) hereof upon the occurrence of a Qualified Initial Public Offering ("QIPO"). In addition, upon such occurrence of a QIPO, the accumulated amount of all Accruing Dividends shall also be converted into shares of Common Stock in accordance with the provisions of subsection 2(v)(A). A QIPO shall mean an initial public


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

offering of the corporation's Common Stock, the aggregate proceeds of which would exceed $25,000,000 at a price per share not less than $5.14.

                           (C)  Issuance  of   Certificates;   Time   Conversion
Effected. Promptly after the receipt of the written notice referred to in subsection 2(v)(A) and surrender of the certificate or certificates for the share or shares of Series B Convertible Preferred Stock to be converted, the corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series B Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented hereby.

                           (D) Fractional Shares; Dividends; Partial Conversion.
No fractional shares shall be issued upon conversion of the Series B Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Series B Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subsection 2(v)(B). In case the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection 2(v)(A) exceeds the number of shares converted, the corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the corporation, a new certificate or certificates for the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subsection 2(v)(D) be delivered upon such conversion, the corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series B Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the corporation.

                           (E)  Adjustment  of Price  upon  Issuance  of  Common
Stock. Except as provided in subsection 2(v)(F), if and whenever the corporation shall issue or sell, or is, in accordance with subsections 2(v)(E)(1) through
(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing
(I) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the corporation upon such issue or sale, by (II) the total number of shares of Common Stock outstanding immediately after such issue or sale.



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

         For purposes of this subsection 2(v)(E), the following subsections 2(v)(E)(1) to (E)(7) also shall be applicable:

                           (E)(1) Issuance of Rights or Options.  In case at any
time the corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (I) the total amount, if any, received or receivable by the corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection 2(v)(E)(3), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (E)(2)  Issuance of Convertible  Securities.  In case
the corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (I) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subsection 2(v)(E)(3), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible


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Securities for which  adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subsection 2(v)(E), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           (E)(3)  Change in Option  Price or  Conversion  Rate.
Upon the happening of any of the following events, namely if the purchase price provided for in any Option referred to in subsection 2(v)(E)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 2(v)(E)(1) or (2), or the rate at which Convertible Securities referred to in subsections 2(v)(E)(1) or (2) are convertible into or exchangeable for Common Stock shall change at any time
(including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                           (E)(4) Stock Dividends. In case the corporation shall
declare a dividend or make any other distribution upon any stock of the corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (E)(5) Consideration for Stock. In case any shares of
Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefore shall be deemed to be the amount received by the corporation therefore, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the corporation.

                           (E)(6)  Record Date.  In case the  corporation  shall
take a record of the holders if its Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for or purchase Common


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

Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (E)(7)  Treasury  Shares.  The  number  of  shares of
Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subsection 2(v)(E).

                           (F) Certain Issues of Common Stock Excepted. Anything
herein to the contrary notwithstanding, the corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of these terms of the Series B Convertible Preferred Stock of up to an aggregate of 1,000,000 shares (appropriately adjusted to reflect the occurrence of any event described in subsection 2(v)(G)) of Common Stock pursuant to the corporation's stock option plan, plus such number of shares of Common Stock which are repurchased by the corporation from such persons after such date pursuant to contractual rights held by the corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the corporation therefore. [

                           (G)  Subdivision or  Combination of Common Stock.  In
case the corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subsection 2(v)(E)(4) by reason thereof.

                           (H)  Reorganization  or   Reclassification.   If  any
capital reorganization or reclassification of the capital stock of the corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series B Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                           (I) Notice of Adjustment.  Upon any adjustment of the
Conversion Price, then in each such case the corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                           (J)  Other  Notices.  In  case at any  time:  (I) the
corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock; (II) the corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (III) there shall be any capital reorganization or reclassification of the capital stock of the corporation, or a consolidation or merger of the corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or (IV) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the corporation; then in any one or more of said cases, the corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the corporation, (a) at least 20 days prior written notice of the date on which the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

                           (K) Stock to be Reserved. The corporation will at all
times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series B Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock. The corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The corporation will not take any action which results in any adjustment of the Conversion Price if the total


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

number of shares of Common Stock issued and issuable after such action upon conversion of the Series B Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation.

                           (L) No Reissuance  of Series B Convertible  Preferred
Stock. Shares of Series B Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                           (M) Issue  Tax.  The  issuance  of  certificates  for
shares of Common Stock upon conversion of Series B Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Convertible Preferred Stock which is being converted.

                           (N) Closing of Books. The corporation will at no time
close its  transfer  books  against  the  transfer  of any Series B  Convertible
Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series B Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                           (O)  Definition  of  Common  Stock.  As  used in this
subsection   2(v),   the  term  "Common   Stock"  shall  mean  and  include  the
corporation's authorized Common Stock, par value $0.001 per share, as constituted on the date of filing of these terms of the Series B Convertible Preferred Stock, and shall also include any capital stock of any class of the corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series B Convertible Preferred Stock shall include only shares designated as Common Stock of the corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 2(v)(H).

                  (vi) Redemption. The shares of Series B Convertible Preferred Stock shall be redeemed as follows:

                           (A) Mandatory Redemption. On the fifth anniversary of
the date hereof (the "Redemption Date"), the corporation shall redeem any and all outstanding shares of Series B Convertible Preferred Stock.

                           (B)  Redemption  Price  and  Payment.  The  shares of
Series B Convertible Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to the greater of
(I) the Fair Market Value of the Series B Convertible Preferred Stock, or (II) $2.57 per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, and all Accruing Dividends, computed to the Redemption Date, such amount being referred to as the "Redemption Price." Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto. For purposes hereof, the "Fair Market Value" of the Series B Convertible Preferred Stock shall be determined as follows:

                           (a) The  corporation and the holders of a majority of
the Series B Convertible Preferred Stock to be repurchased (the "Majority Holders") shall attempt in good faith to agree on the Fair Market Value of the Series B Convertible Preferred Stock to be repurchased. Any agreement reached by such persons shall be final and binding on the corporation and all holders of Series B Convertible Preferred Stock.

                           (b)  If  such   persons  are  unable  to  reach  such
agreement within 30 days after the giving of any Redemption Notice, the corporation and the Majority Holders shall, within 10 days thereafter, choose an arbitrator with experience in valuing companies such as the corporation. If the corporation and the Majority Holders are unable to agree on an arbitrator, an arbitrator with experience in valuing companies such as the corporation shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time (the "AAA Rules"). The arbitration will be conducted under the AAA Rules, as modified by any written agreement between the corporation and the Majority Holders. The corporation agrees to supply the arbitrator with all information in its possession which is relevant to the valuation of the Series B Convertible Preferred Shares.

                           (c) Within 5 days of the date on which an  arbitrator
is chosen pursuant to clause (b) above, each of the corporation and the Majority Holders shall submit to the arbitrator a proposed dollar valuation of the corporation's equity by valuing the corporation as a whole as if it were sold to the highest bidder in an arm's length, competitive auction sale without regard to any discount for minority position in the corporation (the corporation's proposed valuation, the "Corporation Amount", and the Majority Holders' proposed valuation, the "Investor Amount").

                           (d)  The  arbitrator   shall   (independent   of  the
proposals submitted pursuant to clause (c) above) appraise the fair market value of the corporation's equity by valuing the corporation as a whole as if it were sold to the highest bidder in an arm's length, competitive auction sale without regard to any discount for minority position in the corporation (as so determined, the "Arbitrator Amount"). The arbitrator shall, within 30 days of its retention, provide the written results of such appraisal to the corporation and the holders of the Series B Convertible Preferred Stock to be repurchased and such determination shall be final and binding on all parties hereto. The "Final Valuation Amount" shall be equal to (i) the Corporation Amount, if the difference between the Arbitrator Amount and the Investor Amount is greater than the difference between the Arbitrator Amount and the Corporation Amount, (ii) the Investor Amount, if the difference between the Arbitrator Amount and the Investor Amount is less than the difference between the Arbitrator Amount and the Corporation Amount, or (iii) the Arbitrator Amount, if the difference between the Arbitrator Amount and the Investor Amount is equal to the difference between the Arbitrator Amount and the Corporation Amount; provided that for the purposes of this sentence when determining "the difference" between any two amounts, either such amount shall be subtracted from such other amount and "the difference" between such amounts shall be the absolute value of the result of such subtraction. The Fair Market Value of the Series B Convertible Preferred


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

Stock to be repurchased will be equal to the Final Valuation Amount multiplied by the total number of shares of Series B Convertible Preferred Stock to be repurchased. Any party exercising the redemption right may at any time within 10 business days after receiving written notice of the appraisal results rescind its exercise of the redemption right by giving written notice of such revocation to the corporation and upon such revocation the revoking party will be treated as if it had not exercised the redemption right hereunder but shall be precluded from exercising the redemption right until the earlier of the 180th day after such revocation or the last date on which the redemption right would otherwise be exercisable hereunder. The costs of the appraisal shall be borne by the corporation and the Majority Holders as follows: the Majority Holders shall be responsible for that percentage of the costs of the appraisal equal to (I) the difference between the Investor Amount and the Arbitrator Amount over (II) the difference between the Investor Amount and the Corporation Amount, and the corporation shall be responsible for the remainder of the costs of the appraisal.

                           (C)  Redemption  Mechanics.  At  least 20 but no more
than 30 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series B Convertible Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date, and the place where the Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series B Convertible Preferred Stock (except the right to receive the Redemption Price) shall cease, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series B Convertible Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series B Convertible Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series B Convertible Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of such shares of Series B Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                           (D)  Redeemed  or  Otherwise  Acquired  Shares  to be
Retired. Any shares of Series B Convertible Preferred Stock redeemed pursuant to this subsection 2(vi) or otherwise acquired by the corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series B Convertible Preferred Stock.


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


                  (vii) Amendments. No provision of these terms of the Series B Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least 50% of the then outstanding shares of Series B Convertible Preferred Stock.

         (3) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of preferred stock, the holders of any such series shall have no voting power whatsoever.

         (b) Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except such rights may be limited by the preferences, privileges and voting powers and the restrictions and limitations of the preferred stock.

         Subject to preferential dividend rights, if any, of the holders of preferred stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

         Dividends on shares of Common Stock and preferred stock may be paid in shares of Common Stock or preferred stock.

         The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive, and said stock when issued shall be fully paid and nonassessable.

         IN WITNESS WHEREOF, the undersigned officer of the corporation has executed these Articles of Amendment on this ______day of December, 2001.



                                        SOLAR SATELLITE COMMUNICATION, INC.

                                        By
                                          ----------------------------------
                                             Robert J. Guerra, President








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